As filed with the Securities and Exchange Commission
                 on October 3, 2003, Registration No. 333-109440



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                         POST-EFFECTIVE AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                     58-2112281
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

 1400 Lake Hearn Drive Atlanta, Georgia                   30319
(Address of Principal Executive Offices)                (Zip Code)

                            COX COMMUNICATIONS, INC.
              SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum      Amount Of
 Being Registered         Registered*          Offering Price Per       Aggregate Offering    Registration Fee
                                               Share(**)                Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Class A Common Stock,     12,000,000            $31.54                   $378,480,000          $30,619.03
$1.00 Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register additional shares of the registrant's Class A common stock issuable pursuant to the Cox Communications, Inc. Second Amended and Restated Long-Term Incentive Plan (the "LTIP"). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant's registration statement on Form S-8 (File No. 33-91506), and all exhibits thereto, relating to the LTIP, which was previously filed with the Securities and Exchange Commission on April 24, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         As of the date of this registration statement, attorneys of Dow, Lohnes & Albertson, PLLC hold shares of the registrant's Class A Common Stock, which, in the aggregate, have a market value in excess of $50,000.

Item 8.  Exhibits

Exhibit Number        Description of Exhibit                            Page
--------------        ----------------------                            ----
5                     Opinion of Dow, Lohnes & Albertson, PLLC           4
23.1                  Consent of Deloitte & Touche LLP                   6
23.2                  Consent of Dow, Lohnes & Albertson                 4
                      (contained in their opinion in Exhibit 5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 2nd of October, 2003.

                            COX COMMUNICATIONS, INC.


                           By: /s/ Jimmy W. Hayes
                              --------------------
                              Jimmy W. Hayes
                              Executive Vice President, Finance
                              & Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

    Signature                                 Capacity                                  Date
    ---------                                 --------                                  ----

 /s/ James C. Kennedy                   Director and                               October 2, 2003
 ---------------------                  Chairman of the Board
 James C. Kennedy

 /s/ James O. Robbins                   Director, President and                    October 2, 2003
 ---------------------                  Chief Executive Officer
 James O. Robbins

 /s/ Robert C. O'Leary                  Director                                   October 2, 2003
 ----------------------
 Robert C. O'Leary

 /s/ G. Dennis Berry                    Director                                   October 2, 2003
 --------------------
 G. Dennis Berry

 /s/ Jimmy W. Hayes                     Executive Vice President,                  October 2, 2003
 -------------------                    Finance & Chief Financial Officer
 Jimmy W. Hayes                         (Principal Financial Officer)

 /s/ William J. Fitzsimmons             Vice President of Accounting               October 2, 2003
 --------------------------             & Financial Planning
 William J. Fitzsimmons                 (Principal Accounting Officer)




                                                                      Exhibit 5


                         [Firm Letterhead Appears Here]

                                 October 3, 2003


Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

         Re:      Registration Statement of Form S-8

         We have acted as special counsel for Cox Communications, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to an additional 12,000,000 shares (the "Shares") of Class A Common Stock, $1.00 par value per share, being registered for issuance by Cox pursuant to the Cox Communications, Inc. Second Amended and Restated Long-Term Incentive Plan (the "Plan").

         In preparing this opinion we have reviewed (a) the Registration Statement; (b) Cox's Amended Certificate of Incorporation, as amended, and By-Laws; (c) the Plan; and (d) a certificate of the Assistant Corporate Secretary of Cox, including without limitation the resolutions approving the Plan attached thereto.

         With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware and federal law of the United States of America, insofar as such laws apply (collectively, "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) the Registration Statement will be effective at the time any shares are offered or issued under the Plan.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                         Very truly yours,

                                         DOW, LOHNES & ALBERTSON, PLLC


                                         By:  /s/Richard P. McHugh
                                              --------------------
                                              Richard P. McHugh
                                              Member

                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Cox Communications, Inc. (the "Company") on Form S-8 of our report dated March 31, 2003, (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 and SFAS No. 133, as amended) appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Atlanta, Georgia
September 29, 2003